UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 20, 2012

Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 20, 2012, the Company announced that Erich Hofer was appointed to the Board of Directors and named chairman of the Board’s audit committee. Consistent with the Company’s non-employee independent director compensation policy, Mr. Hofer was issued100,000 options from the Company’s 2007 Employee Incentive Plan, which will vest August 20, 2013.

     Concurrently with Mr. Hofer’s appointment to the Board, the Company named three new officers. John White, Michael Martinez, and Ryan Carson were named Vice President of Operations, Chief Financial Officer and Treasurer, and Secretary and Assistant Treasurer, respectively. Each new officer received 100,000 options from the Company’s 2007 Employee Incentive Plan, which will vest February 20, 2013.

     A copy of the press release, dated August 20, 2012 is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release dated August 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: August 21, 2012	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

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